As filed with the Securities and Exchange Commission on November 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ETHZilla Corporation

(Exact name of registrant as specified in its charter)

Delaware	90-1890354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of principal executive offices)	(Zip Code)

ETHZilla Corporation 2025 Omnibus Incentive Plan

ETHZilla Corporation 2025 Supplemental Option Incentive Plan

ETHZilla Corporation 2025 Second Supplemental Option Incentive Plan

(Full title of the plans)

McAndrew Rudisill

Chief Executive Officer and Chairman

ETHZilla Corporation

2875 South Ocean Blvd, Suite 200

Palm Beach, FL 33480

(Name and address of agent for service)

(650) 285-2387

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, ETHZilla Corporation (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) to register:

(a)	5,000,000 shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), reserved for issuance under the Registrant’s 2025 Omnibus Incentive Plan (the “2025 Plan”);

(b)	919,761 shares of Common Stock reserved for issuance under the Registrant’s 2025 Supplemental Option Incentive Plan (the “2025 Supplemental Plan”); and

(c)	181,422 shares of Common Stock reserved for issuance under the Registrant’s 2025 Second Supplemental Option Incentive Plan (the “2025 Second Supplemental Plan”).

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 9, 2022 (Registration No. 333-266716); August 30, 2023 (Registration No. 333-274276); April 18, 2024 (Registration No. 333-278772); January 28, 2025 (Registration No. 333-284533); and July 24, 2025 (Registration No. 333-288934). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 thereto filed with the SEC on April 25, 2025, and Amendment No. 2 thereto filed with the SEC on May 8, 2025 (File No. 001-38105);

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and July 23, 2025, respectively (File No. 001-38105);

(c)	Our definitive proxy statements on Schedule 14A, filed with the SEC on July 7, 2025 and September 5, 2025, as supplemented by our Definitive Additional Materials on Schedule 14A filed with the SEC on September 19, 2025, respectively, to the extent filed and not furnished with the Commission (File No. 001-38105);

(d)	Our Current Reports on Form 8-K and 8-K/A (other than information furnished rather than filed) filed with the SEC on January 2, 2025, February 7, 2025, February 21, 2025, February 25, 2025, April 1, 2025, April 9, 2025, April 30, 2025, May 1, 2025, June 18, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 1, 2025, July 14, 2025, July 24, 2025, July 30, 2025, August 5, 2025, August 11, 2025, August 12, 2025, August 13, 2025, August 14, 2025, August 18, 2025, August 18, 2025, August 21, 2025, August 21, 2025, August 25, 2025, September 2, 2025, September 5, 2025, September 8, 2025, September 15, 2025, September 19, 2025, September 22, 2025, September 25, 2025, September 30, 2025, October 8, 2025; October 15, 2025; October 23, 2025; and October 27, 2025 (File No. 001-38105); and

(e)	the description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as Exhibit 4.6 (File No. 001-38105), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of the Registrant’s common stock offered hereby has been passed upon by The Loev Law Firm, PC. David M. Loev, the President and Managing Member of The Loev Law Firm, PC, beneficially owns less than 1% of the outstanding shares of common stock of the Registrant, including options to purchase 45,988 shares of common stock issued under the 2025 Supplemental Plan and options to purchase 9,071 shares of common stock under the 2025 Second Supplemental Plan.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palm Beach, Florida, on the 6th day of November 2025.

ETHZILLA CORPORATION

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer and Executive Chairman (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint McAndrew Rudisill and Eric R. Van Lent, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ McAndrew Rudisill	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	November 6, 2025
McAndrew Rudisill

/s/ Eric R. Van Lent	Chief Accounting Officer	November 6, 2025
Eric R. Van Lent	(Principal Financial and Accounting Officer)

/s/ Ryan L. Smith	Lead Director	November 6, 2025
Ryan L. Smith

/s/ Andrew Suckling	Director	November 6, 2025
Andrew Suckling

/s/ Crystal Heter	Director	November 6, 2025
Crystal Heter

/s/ Jason New	Director	November 6, 2025
Jason New

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Second Amended and Restated Certificate of Incorporation	8-K	001-38105	3.1	11/12/2020
4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 15, 2022	8-K	001-38105	3.1	12/16/2022
4.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on February 26, 2024	8-K	001-38105	3.1	2/28/2024
4.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp. as filed with the Secretary of State of Delaware on August 12, 2025, and effective on August 18, 2025 (Name change to ETHZilla Corporation)	8-K	001-38105	3.1	8/13/2025
4.5	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation for ETHZilla Corporation increasing the Company’s Authorized Number of Shares of Common Stock From One Billion (1,000,000,000) to Five Billion (5,000,000,000), as filed with the Secretary of State of Delaware on October 8, 2025	8-K	001-38105	3.1	10/8/2025
4.6	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ETHZilla Corporation, filed with the Secretary of State of Delaware on October 14, 2025 (affecting a 1-for-10 Reverse Stock Split)	8-K	001-38105	3.1	10/15/2025
4.7	Third Amended and Restated Bylaws of ETHZilla Corporation, effective August 18, 2025	8-K	001-38105	3.2	08/13/2025
5.1*	Opinion of The Loev Law Firm, PC					X
23.1*	Consent of M&K CPA’s, PLLC					X
23.2*	Consent of Marcum LLP					X
23.3*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on the signature page of this registration statement)					X
99.1	ETHZilla Corporation 2025 Omnibus Incentive Plan	8-K	001-38105	10.1	10/8/2025
99.2	ETHZilla Corporation 2025 Supplemental Option Incentive Plan	8-K	001-38105	10.4	07/30/2025
99.3	ETHZilla Corporation 2025 Second Supplemental Option Incentive Plan	8-K	001-38105	10.6	08/11/2025
107*	Filing Fee Table					X

*	Filed herewith.
***	Indicates management contract or compensatory plan or arrangement.

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